SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) October 13, 2000





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


          Registrant's telephone, including area code: (719) 531-9444


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 2: Acquisition or disposition of assets
--------------------------------------------

     On September 29, 2000, Simtek Corporation ("Simtek") purchased technology assets generally consisting of certain patents, trade secrets and trademarks from WebGear, Inc., a California Corporation ("WebGear"), of Dublin, CA. Simtek issued 5,000,000 shares of its common stock and returned to WebGear the 1,875,000 shares of WebGear common stock that Simtek acquired from WebGear on June 16, 2000. On September 29, 2000, the closing price of Simtek's common stock was $0.8438 per share. WebGear is engaged in the design, development, sales, and support of high technology networking and communications products for the personal computer market.

Item 7: Financial statements, proforma financial information and exhibits
-------------------------------------------------------------------------

     a)   Financial Statements - Not required.

     b)   Proforma financial information - Not required.

     c)   10.1 Asset Purchase  Agreement between Simtek Corporation and WebGear,
          Inc.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                   SIMTEK CORPORATION




October 13, 2000                   By: /s/Douglas Mitchell
                                       --------------------------
                                       DOUGLAS MITCHELL
                                       Chief Executive Officer, President
                                       and Chief Financial Officer (acting)




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